Exhibit 99.1

ClearPoint Business Resources, Inc. Intends to Voluntarily Discontinue the Quotation of its Common Stock on The OTC Bulletin Board

CHALFONT, PA., March 24, 2010 – E-procurement management company ClearPoint Business Resources, Inc. (CPBR.OB: OTC Bulletin Board), today announced that it intends to voluntarily discontinue the quotation of its common stock on The OTC Bulletin Board and to deregister its common stock under the Securities Exchange Act of 1934.  In connection with the deregistration, ClearPoint will no longer be subject to SEC reporting requirements and ClearPoint’s common stock will no longer be quoted on The OTC Bulletin Board.  ClearPoint expects that its common stock will continue to be quoted on the Pink Sheets and intends to continue to make financial information available to stockholders upon request.

Michael D. Traina, Chief Executive Officer of ClearPoint, stated, “After careful analysis, the Board of Directors concluded that the costs of public company compliance, coupled with the lost productivity resulting from management’s compliance activities, significantly outweigh the benefits to ClearPoint of the quotation of its common stock on The OTC Bulletin Board.”

ClearPoint expects that it will file on or about March 30, 2010 a Form 15 with the SEC, which will result in the voluntary deregistration of ClearPoint’s common stock and immediate suspension of ClearPoint’s obligation to file periodic reports under the Securities Exchange Act of 1934, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, except that ClearPoint intends to file with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  The deregistration itself is expected to be made effective by the SEC within 90 days of the filing of the Form 15.  Following the deregistration, ClearPoint’s common stock is expected to be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading in ClearPoint’s stock. However, ClearPoint can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium or that its common stock will be actively traded.  ClearPoint is committed to providing as much transparency as is beneficial and warranted under those conditions.

About ClearPoint

ClearPoint offers services focused on assisting the temporary staffing industry.  ClearPoint, through its web-enabled technology offering, provides a unique service for the temporary staffing and services community.  Through ClearPoint’s iLabor network, which can be easily accessed through its web portal, ClearPoint works with the nation’s largest staffing companies helping them maximize revenue by filling more orders and not having to turn away open jobs.  ClearPoint helps staffing companies capably respond to more VMS orders and RFPs where they are limited in their footprint.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  ClearPoint’s forward-looking statements include, but are not limited to, statements regarding ClearPoint’s expectations, hopes, beliefs, intentions or strategies regarding the future.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are not guarantees of future performance and are based on ClearPoint’s current assumptions, estimates, forecasts, expectations and beliefs concerning ClearPoint’s business and their potential effects on ClearPoint and speak only as of the date of such statement.  ClearPoint has no plans to update its forward-looking statements to reflect events or circumstances after the date hereof.  There can be no assurance that future developments affecting ClearPoint will be those that it has anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond ClearPoint’s control) that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors:

•	ClearPoint’s ability to continue as a going concern, obtain additional financing and restructure existing debt obligations;

•	ClearPoint’s ability to service and repay outstanding debt obligations;

•	limitations that ClearPoint’s outstanding debt obligations impose on cash flow available for operations;

•	ClearPoint’s ability to facilitate the market acceptance of the iLabor Network and increase revenues; and

•	the effect of the current economic downturn.

The foregoing risks are not exhaustive.  The “Risk Factors” set forth in ClearPoint’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q include additional risk factors which could impact ClearPoint’s business and financial performance.  Should one or more of these risks or uncertainties materialize, or should any of ClearPoint’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on forward-looking statements.